EXHIBIT 99.1

[Huron Consulting Group Logo]
News

FOR IMMEDIATE RELEASE
August 5, 2008

Huron Consulting Group Reports Second Quarter 2008 Financial Results

•	Revenues of $143.4 million for Q2 2008 increased 21.3% from $118.3 million in Q2 2007.
•	Revenues of $282.8 million for the first half of 2008 increased 20.7% from $234.3 million for the first half of 2007.
•	Diluted earnings per share for Q2 2008 was $0.54 compared to $0.56 in Q2 2007.
•
Average number of full-time billable consultants(4) totaled 1,224 for Q2 2008 compared to 936 for Q2 2007. Average number of full-time equivalent professionals(7) totaled 863 for Q2 2008 compared to 413 in the same period last year.

CHICAGO – August 5, 2008 - Huron Consulting Group Inc. (NASDAQ: HURN), a leading provider of financial and operational consulting services, today announced financial results for the second quarter ended June 30, 2008.

“Huron’s Health and Education Consulting and Legal Consulting businesses had very strong quarters and we are optimistic about their position to generate future growth. The addition of the Stockamp team will create a real powerhouse by serving multiple segments of the healthcare industry, including major health systems, academic medical centers and community hospitals,” said Gary E. Holdren, chairman and chief executive officer, Huron Consulting Group. “We are making targeted adjustments in certain businesses to make sure that we have people with the rights skill sets in place to meet marketplace needs. At the same time, we are executing our business plan by identifying market demands, meeting the evolving needs of the marketplace, and helping clients solve complex business challenges. We are confident that our balanced portfolio of offerings will continue to deliver results.”

Second Quarter 2008 Results
Revenues of $143.4 million for the second quarter of 2008 increased 21.3% from $118.3 million for the second quarter of 2007. The Company's second quarter 2008 operating income increased 2.3% to $20.2 million compared to $19.8 million in the second quarter of 2007. Net income was $9.8 million, or $0.54 per diluted share, for the second quarter of 2008 compared to $10.1 million, or $0.56 per diluted share, for the same period last year. Financial results for the second quarter of 2007 included $2.3 million of rapid amortization of intangible assets. There was no rapid amortization in the second quarter of 2008.

Second quarter 2008 earnings before interest, taxes, depreciation and amortization ("EBITDA")(8) was  $25.6 million, or 17.9% of revenues, compared to $26.2 million, or 22.2% of revenues, in the comparable quarter last year. Adjusted EBITDA(8), which excludes share-based compensation expense, was $32.8 million, or 22.9% of revenues, compared to $31.1 million, or 26.3% of revenues, in the comparable quarter last year.

The average number of full-time billable consultants(4) increased 30.8% to 1,224 in the second quarter of 2008 compared to 936 in the same quarter last year. Huron also has a number of consultants who work variable schedules as needed by clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed. The average number of these full-time equivalent professionals(7) increased 109.0% to 863 in the second quarter of 2008 compared to 413 for the comparable period in 2007. Full-time billable consultant utilization rate was 66.8% during the second quarter of 2008 compared with 77.9% during the same period last year. Average billing rate per hour for full-time billable consultants was $273 for the second quarter of 2008 compared to $281 for the second quarter of 2007.

Year-to-Date Results
Revenues of $282.8 million for the first six months of 2008 increased 20.7% from $234.3 million for the first half of 2007. The Company's first half 2008 operating income increased 5.6% to $40.9 million compared to $38.7 million in the first half of 2007. Net income was $20.0 million, or $1.10 per diluted share, for the first half of 2008 compared to $19.9 million, or $1.11 per diluted share, for the same period last year. Financial results for the first half of 2007 included $4.5 million of rapid amortization of intangible assets. There was no rapid amortization in the first half of 2008.

EBITDA(8) for both the first half of 2008 and 2007 was $51.4 million, or 18.2% of revenues in 2008 and 22.0% of revenues in 2007. Adjusted EBITDA(8), which excludes share-based compensation expense, rose 7.4% to $65.0 million, or 23.0% of revenues, compared to $60.5 million, or 25.8% of revenues, in the comparable period last year.

The average number of full-time billable consultants(4) increased 32.1% to 1,223 in the first half of 2008 compared to 926 in the same period last year. The average number of full-time equivalent professionals(7) increased 83.0% to 807 in the first half of 2008 compared to 441 for the comparable period in 2007. Full-time billable consultant utilization rate was 65.9% during the first half of 2008 compared with 78.0% during the same period last year. Average billing rate per hour for full-time billable consultants was $275 for the first half of 2008 compared to $276 for the first half of 2007.

Operating Segments Results
Huron continues to demonstrate the success of its broad portfolio of service offerings with solid revenue growth based upon strong market demand. The Company’s operating segments are as follows: Health and Education Consulting; Financial Consulting; Legal Consulting; and Corporate Consulting.

Segment results are included in the attached schedules and in Huron's Form 10-Q filing for the quarter ended June 30, 2008.

Stockamp & Associates Acquisition
On July 8, 2008, Huron announced the acquisition of the assets of Stockamp & Associates, Inc., a nationally recognized management consulting firm specializing in helping high-performing hospitals and health systems optimize their financial and operational performance.

The initial purchase price was made for approximately $219 million, consisting of $169 million in cash and $50 million in stock, subject to adjustment. Additional purchase consideration will be payable if specific performance targets are met.

In the 12 months ended March 31, 2008, Stockamp had cash basis revenues of approximately $94 million.

Workforce Reductions
During July 2008, the Company initiated reductions in workforce to balance its employee base with current revenue expectations, market demand, and areas of focus. These initiatives will include the elimination of the operational consulting group within the Corporate Consulting segment and a reduction in the number of consultants in the Financial Consulting segment. The Company estimates restructuring and severance charges relating to the workforce reductions of approximately $2 million.

Outlook for the Remainder of 2008
The table below presents the components of the Company’s outlook based on currently available information, for both the low and high end of the ranges, for the third quarter and the full year 2008 (in millions except earnings per share):

	Legacy Huron (1)			Stockamp (2)			Restructuring and Severance Impact (3)	Combined Huron
	Low		High	Low		High		Low		High
Third Quarter 2008
Revenues	$152.0	-	$157.0	$14.0	-	$16.0	$(2.0)	$164.0	-	$171.0
EBITDA	$32.0	-	$35.0	$(1.5)	-	$ —	$(2.5)	$28.0	-	$32.5
Operating Income	$26.0	-	$29.5	$(5.0)	-	$(4.0)	$(2.5)	$18.5	-	$23.0
Diluted EPS	$0.72	-	$0.82	$(0.26)	-	$(0.24)	$(0.08)	$0.38	-	$0.50

Full Year 2008
Revenues	$595.0	-	$615.0	$35.0	-	$40.0	$(5.0)	$625.0	-	$650.0
EBITDA	$116.5	-	$124.5	$ 4.5	-	$ 6.5	$(2.5)	$118.5	-	$128.5
Operating Income	$94.5	-	$102.5	$(4.0)	-	$(2.0)	$(2.5)	$88.0	-	$98.0
Diluted EPS	$2.53	-	$2.77	$(0.35)	-	$(0.30)	$(0.08)	$2.10	-	$2.39

—————————
(1)
The Legacy Huron column represents revenues and earnings estimates without giving consideration to the acquisition of Stockamp, the impact of the elimination of the operational consulting group within the Corporate Consulting segment, and the severance charges relating to the workforce reductions as described above.

(2)
While the Stockamp acquisition will be dilutive to 2008 earnings, it should be accretive to 2009 earnings, as we estimate Stockamp will have revenues in excess of $100 million for 2009 and should have comparable operating metrics to our Health and Education Consulting segment. Based on a preliminary valuation that is subject to refinement, estimated results for the third quarter and full year 2008 also include estimates for intangible assets amortization totaling $3.5 million and $5.0 million, respectively, of which $2.0 million and $3.2 million, respectively, represents rapid amortization. This column also includes the estimated interest cost associated with the acquisition as well as dilution resulting from shares issued in connection with the acquisition.

(3)
The Restructuring and Severance Impact column represents estimated revenues and earnings foregone due to the elimination of the operational consulting group and includes $2 million in severance charges relating to the workforce reductions.

Share-based compensation expense of approximately $7.5 million and $28.0 million is included in the Q3 and full year 2008 estimates, respectively. Weighted average diluted share counts for 2008 are estimated to be 19.9 million for Q3 2008 and 19.1 million for full year 2008.

Second Quarter 2008 Webcast
The Company will host a webcast to discuss its financial results today at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). The conference call is being webcast by Thomson and can be accessed at Huron Consulting Group’s website at www.huronconsultinggroup.com/webcasts.aspx. A replay will be available approximately two hours after the end of the webcast and for 90 days thereafter.

About Huron Consulting Group
Huron Consulting Group helps clients effectively address complex challenges that arise in litigation, disputes, investigations, regulatory compliance, procurement, financial distress, and other sources of significant conflict or change. The Company also helps clients deliver superior customer and capital market performance through integrated strategic, operational, and organizational change. Huron provides services to a wide variety of both financially sound and distressed organizations, including Fortune 500 companies, medium-sized businesses, leading academic institutions, healthcare organizations, and the law firms that represent these various organizations. Learn more at www.huronconsultinggroup.com.

Statements in this press release that are not historical in nature, including those concerning Huron Consulting Group's current expectations about the Company's future results are "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continues.” These forward-looking statements reflect our current expectation about our future results, levels of activity, performance or achievements, including without limitation, that our business continues to grow at the current expectations with respect to, among other factors, utilization rates, billing rates, and number of revenue-generating professionals; that we are able to expand our service offerings; that we successfully integrate the businesses we acquire; and that existing market conditions, including those in the credit markets, do not change from current expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Therefore, you should not place undue reliance on these forward-looking statements. Please see “Risk Factors” in our 2007 Annual Report on Form 10-K and in other documents we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Media Contact:
Jennifer Frost Hennagir
312-880-3260
jfrost-hennagir@huronconsultinggroup.com

Investor Contact:
Gary L. Burge, Chief Financial Officer
312-583-8722
investor@huronconsultinggroup.com
###

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues and reimbursable expenses:
Revenues	$143,408	$118,266	$282,802	$234,275
Reimbursable expenses	12,565	10,910	24,178	20,945
Total revenues and reimbursable expenses	155,973	129,176	306,980	255,220
Direct costs and reimbursable expenses (exclusive of depreciation and amortization shown in operating expenses):
Direct costs	85,991	66,508	169,435	133,411
Intangible assets amortization	24	2,304	48	4,544
Reimbursable expenses	12,578	10,814	24,188	20,931
Total direct costs and reimbursable expenses	98,593	79,626	193,671	158,886
Operating expenses:
Selling, general and administrative	31,780	25,606	61,942	49,433
Depreciation and amortization	5,370	4,177	10,508	8,219
Total operating expenses	37,150	29,783	72,450	57,652
Operating income	20,230	19,767	40,859	38,682
Other income (expense):
Interest income (expense), net	(2,294)	(1,825)	(4,127)	(3,250)
Other income (expense)	(35)	95	(329)	125
Total other expense	(2,329)	(1,730)	(4,456)	(3,125)
Income before provision for income taxes	17,901	18,037	36,403	35,557
Provision for income taxes	8,092	7,936	16,381	15,645
Net income	$9,809	$10,101	$20,022	$19,912

Earnings per share:
Basic	$0.56	$0.60	$1.15	$1.19
Diluted	$0.54	$0.56	$1.10	$1.11

Weighted average shares used in calculating earnings per share:
Basic	17,558	16,842	17,465	16,784
Diluted	18,178	17,993	18,197	17,881

HURON CONSULTING GROUP INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)
(Unaudited)

	June 30, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$14,335	$2,993
Receivables from clients, net	90,198	86,867
Unbilled services, net	43,255	28,245
Income tax receivable	7,636	13,492
Deferred income taxes	13,960	13,680
Prepaid expenses and other current assets	13,298	10,435
Total current assets	182,682	155,712
Property and equipment, net	44,378	38,147
Deferred income taxes	2,662	3,628
Other non-current assets	12,876	8,737
Intangible assets, net	10,519	13,936
Goodwill	246,386	223,053
Total assets	$499,503	$443,213

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,138	$5,823
Accrued expenses	16,206	17,748
Accrued payroll and related benefits	29,490	58,279
Accrued consideration for business acquisitions	—	32,422
Income tax payable	2,843	1,342
Deferred revenues	7,377	5,278
Note payable and current portion of capital lease obligations	23,246	1,309
Total current liabilities	87,300	122,201
Non-current liabilities:
Deferred compensation and other liabilities	5,233	3,795
Capital lease obligations, net of current portion	127	234
Bank borrowings	179,500	123,500
Deferred lease incentives	9,046	9,699
Total non-current liabilities	193,906	137,228
Commitments and contingencies	—	—
Stockholders’ equity
Common stock; $0.01 par value; 500,000,000 shares authorized; 19,553,211and 19,279,176 shares issued at June 30, 2008 and December 31, 2007, respectively	185	182
Treasury stock, at cost, 328,428 and 589,755 shares at June 30, 2008 andDecember 31, 2007, respectively	(18,297)	(20,703)
Additional paid-in capital	128,128	116,148
Retained earnings	108,123	88,101
Accumulated other comprehensive income	158	56
Total stockholders’ equity	218,297	183,784
Total liabilities and stockholders’ equity	$499,503	$443,213

HURON CONSULTING GROUP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six months ended June 30,
	2008	2007
Cash flows from operating activities:
Net income	$20,022	$19,912
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,556	12,763
Deferred income taxes	687	(7,171)
Share-based compensation	13,568	9,051
Allowances for doubtful accounts and unbilled services	1,172	4,219
Changes in operating assets and liabilities, net of businesses acquired:
Increase in receivables from clients	(1,647)	(19,623)
Increase in unbilled services	(17,866)	(12,741)
Decrease in income tax receivable / payable, net	7,356	1,987
Increase in other assets	(5,755)	(8,572)
Increase in accounts payable and accrued liabilities	3,357	3,880
Decrease in accrued payroll and related benefits	(28,789)	(7,324)
Increase (decrease) in deferred revenues	2,099	(1,599)
Net cash provided by (used in) operating activities	4,760	(5,218)

Cash flows from investing activities:
Purchases of property and equipment, net	(13,324)	(8,094)
Net investment in life insurance policies	(1,249)	(1,641)
Purchases of businesses, net of cash acquired	(34,554)	(98,345)
Net cash used in investing activities	(49,127)	(108,080)

Cash flows from financing activities:
Proceeds from exercise of stock options	181	405
Shares redeemed for employee tax withholdings	(5,744)	(1,894)
Tax benefit from share-based compensation	6,384	3,866
Proceeds from borrowings under line of credit	173,500	184,500
Repayments on line of credit	(117,500)	(85,500)
Principal payment of note payable and capital lease obligations	(1,214)	(1,141)
Net cash provided by financing activities	55,607	100,236

Effect of exchange rate changes on cash	102	(73)

Net increase (decrease) in cash and cash equivalents	11,342	(13,135)
Cash and cash equivalents at beginning of the period	2,993	16,572
Cash and cash equivalents at end of the period	$14,335	$3,437

Supplemental disclosure of cash flow information:
Non-cash investing activity:
Issuance of note payable for purchase of a business	$23,000	$—

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA
(Unaudited)

	Three Months Ended June 30,
Segment and Consolidated Operating Results (in thousands):	2008	2007	Percent Increase (Decrease)
Revenues and reimbursable expenses:
Health and Education Consulting	$56,696	$42,810	32.4%
Financial Consulting	34,789	32,669	6.5%
Legal Consulting	30,498	22,795	33.8%
Corporate Consulting	21,425	19,992	7.2%
Total revenues	143,408	118,266	21.3%
Total reimbursable expenses	12,565	10,910	15.2%
Total revenues and reimbursable expenses	$155,973	$129,176	20.7%
Operating income:
Health and Education Consulting	$22,679	$14,021	61.8%
Financial Consulting	7,980	15,281	(47.8%)
Legal Consulting	10,076	7,272	38.6%
Corporate Consulting	6,617	5,920	11.8%
Total segment operating income	47,352	42,494	11.4%
Operating expenses not allocated to segments	27,122	22,727	19.3%
Total operating income	$20,230	$19,767	2.3%

Other Operating Data:
Number of full-time billable consultants (at period end) (4):
Health and Education Consulting	489	355	37.7%
Financial Consulting	338	291	16.2%
Legal Consulting	159	126	26.2%
Corporate Consulting	221	168	31.5%
Total	1,207	940	28.4%
Average number of full-time billable consultants (for the period) (4):
Health and Education Consulting	481	356
Financial Consulting	352	288
Legal Consulting	166	122
Corporate Consulting	225	170
Total	1,224	936
Full-time billable consultant utilization rate (5):
Health and Education Consulting	80.8%	80.5%
Financial Consulting	51.9%	74.6%
Legal Consulting	62.6%	79.0%
Corporate Consulting	62.3%	77.1%
Total	66.8%	77.9%
Full-time billable consultant average billing rate per hour (6):
Health and Education Consulting	$267	$255
Financial Consulting	$285	$311
Legal Consulting	$236	$247
Corporate Consulting	$303	$311
Total	$273	$281
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$106	$99
Financial Consulting	$66	$111
Legal Consulting	$68	$85
Corporate Consulting	$91	$114
Total	$87	$104

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Three Months Ended June 30,
Other Operating Data:	2008	2007	Percent Increase (Decrease)
Average number of full-time equivalents (for the period) (7):
Health and Education Consulting	50	60	(16.7%)
Financial Consulting	185	6	N/M
Legal Consulting	619	341	81.5%
Corporate Consulting	9	6	50.0%
Total	863	413	109.0%
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$113	$125
Financial Consulting	$63	$97
Legal Consulting	$31	$36
Corporate Consulting	$98	$91
Total	$43	$51

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,
Segment and Consolidated Operating Results (in thousands):	2008	2007	Percent Increase (Decrease)
Revenues and reimbursable expenses:
Health and Education Consulting	$107,784	$81,662	32.0%
Financial Consulting	73,600	69,281	6.2%
Legal Consulting	55,721	46,066	21.0%
Corporate Consulting	45,697	37,266	22.6%
Total revenues	282,802	234,275	20.7%
Total reimbursable expenses	24,178	20,945	15.4%
Total revenues and reimbursable expenses	$306,980	$255,220	20.3%
Operating income:
Health and Education Consulting	$44,811	$26,221	70.9%
Financial Consulting	17,569	31,456	(44.1%)
Legal Consulting	16,663	15,174	9.8%
Corporate Consulting	15,994	10,116	58.1%
Total segment operating income	95,037	82,967	14.5%
Operating expenses not allocated to segments	54,178	44,285	22.3%
Total operating income	$40,859	$38,682	5.6%

Other Operating Data:
Number of full-time billable consultants (at period end) (4):
Health and Education Consulting	489	355	37.7%
Financial Consulting	338	291	16.2%
Legal Consulting	159	126	26.2%
Corporate Consulting	221	168	31.5%
Total	1,207	940	28.4%
Average number of full-time billable consultants (for the period) (4):
Health and Education Consulting	467	350
Financial Consulting	360	284
Legal Consulting	170	122
Corporate Consulting	226	170
Total	1,223	926
Full-time billable consultant utilization rate (5):
Health and Education Consulting	79.5%	79.4%
Financial Consulting	51.9%	79.8%
Legal Consulting	60.1%	77.3%
Corporate Consulting	63.8%	72.7%
Total	65.9%	78.0%
Full-time billable consultant average billing rate per hour (6):
Health and Education Consulting	$268	$252
Financial Consulting	$276	$304
Legal Consulting	$235	$243
Corporate Consulting	$317	$302
Total	$275	$276
Revenue per full-time billable consultant (in thousands):
Health and Education Consulting	$210	$193
Financial Consulting	$131	$237
Legal Consulting	$133	$163
Corporate Consulting	$196	$213
Total	$174	$206

HURON CONSULTING GROUP INC.
SEGMENT OPERATING RESULTS AND OTHER OPERATING DATA (CONTINUED)
(Unaudited)

	Six Months Ended June 30,
Other Operating Data:	2008	2007	Percent Increase (Decrease)
Average number of full-time equivalents (for the period) (7):
Health and Education Consulting	43	60	(28.3%)
Financial Consulting	212	8	N/M
Legal Consulting	544	368	47.8%
Corporate Consulting	8	5	60.0%
Total	807	441	83.0%
Revenue per full-time equivalents (in thousands):
Health and Education Consulting	$223	$234
Financial Consulting	$124	$256
Legal Consulting	$61	$71
Corporate Consulting	$181	$223
Total	$87	$98

—————————
(4)	Consists of our full-time professionals who provide consulting services and generate revenues based on the number of hours worked.
(5)
Utilization rate for our full-time billable consultants is calculated by dividing the number of hours all our full-time billable consultants worked on client assignments during a period by the total available working hours for all of these consultants during the same period, assuming a forty-hour work week, less paid holidays and vacation days.

(6)	Average billing rate per hour for our full-time billable consultants is calculated by dividing revenues for a period by the number of hours worked on client assignments during the same period.
(7)
Consists of consultants who work variable schedules as needed by our clients, as well as contract reviewers and other professionals who generate revenues primarily based on number of hours worked and units produced, such as pages reviewed and data processed.

N/M	Not meaningful, change greater than 500%.

HURON CONSULTING GROUP INC.
RECONCILIATION OF OPERATING INCOME TO ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (8)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Revenues	$143,408	$118,266	$282,802	$234,275

Operating income	$20,230	$19,767	$40,859	$38,682
Add back:
Depreciation and amortization	5,394	6,481	10,556	12,763
Earnings before interest, taxes, depreciation and amortization (EBITDA) (8)	25,624	26,248	51,415	51,445
Add back:
Share-based compensation	7,150	4,845	13,568	9,051
Adjusted EBITDA (8)	$32,774	$31,093	$64,983	$60,496
Adjusted EBITDA as a percentage of revenues	22.9%	26.3%	23.0%	25.8%

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME (8)
(in thousands)

	Three months ended June 30,		Six months ended June 30,
	2008	2007	2008	2007
Net income	$9,809	$10,101	$20,022	$19,912
Diluted earnings per share	$0.54	$0.56	$1.10	$1.11
Add back:
Amortization of intangible assets	1,694	3,868	3,418	7,657
Share-based compensation	7,150	4,845	13,568	9,051
Tax effect	(3,618)	(3,564)	(6,948)	(6,834)
Total adjustments, net of tax	5,226	5,149	10,038	9,874
Adjusted net income (8)	$15,035	$15,250	$30,060	$29,786
Adjusted diluted earnings per share (8)	$0.83	$0.85	$1.65	$1.67

————————
(8)
In evaluating the Company’s financial performance, management uses earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted EBITDA, and adjusted net income, which are non-GAAP measures. Management believes that the use of such measures, as supplements to operating income, net income and other GAAP measures, are useful indicators of the Company’s financial performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flows or liquidity prepared in accordance with accounting principles generally accepted in the United States.